EXHIBIT 5(a).2

                                         SQUIRE, SANDERS & DEMPSEY L.L.P.
                                            Including
                                            STEEL HECTOR & DAVIS LLP
SQUIRE  | LEGAL
SANDERS | COUNSEL                        200 SOUTH BISCAYNE BOULEVARD SUITE 4000
        | WORLDWIDE                      MIAMI, FLORIDA 33131-2398

                                         OFFICE:     +1.305.577.7000
                                         FAX:        +1.305.577.7001


                               September 22, 2005


Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

     As counsel for Florida Power & Light Company, a Florida corporation (the "Company"), we have participated in the preparation of or reviewed (1) Registration Statement Nos. 333-116300, 333-116300-01 and 333-116300-02 (the
"Registration Statement"), which became effective on August 19, 2004, which registration statement was filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); (2) the prospectus dated August 19, 2004 forming a part of the Registration Statement, as supplemented by a prospectus supplement dated September 19, 2005 relating to $300,000,000 principal amount of First Mortgage Bonds, 5.40% Series due September 1, 2035 (the "Bonds"), issued under the Mortgage and Deed of Trust dated as of January 1, 1944, as the same is supplemented by one hundred and eight indentures supplemental thereto, the latest of which is dated as of September 1, 2005 (such Mortgage as so supplemented being hereinafter called the "Mortgage") from the Company to Deutsche Bank Trust Company Americas, as Trustee ("Mortgage Trustee"), both such prospectus and prospectus supplement filed pursuant to Rule 424(b) under the Securities Act; (3) the Mortgage; (4) the corporate proceedings of the Company with respect to the Registration Statement and with respect to the authorization, issuance and sale of the Bonds; and (5) such other corporate records, certificates and other documents (including a receipt executed on behalf of the Company acknowledging receipt of the purchase price for the Bonds) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Bonds are legally issued, valid, and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting mortgagees' and other creditors' rights and remedies generally and general principles of equity.

     In rendering the foregoing opinion, we have assumed that the certificates representing the Bonds conform to specimens examined by us and that the Bonds have been duly authenticated by the Mortgage Trustee under the Mortgage, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.


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Florida Power & Light Company
September 22, 2005
Page 2


     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

     We are members of the Florida Bar and this opinion is limited to the laws of the State of Florida and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Thelen Reid & Priest LLP, New York, New York. As to all matters of Florida law, Thelen Reid & Priest LLP is authorized to rely upon this opinion as if it were addressed to it.


                                         Very truly yours,

                                         /s/ Squire, Sanders & Dempsey L.L.P.

                                         SQUIRE, SANDERS & DEMPSEY L.L.P.